UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2006

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, the Registrant entered into the material agreements described under Item 3.02 below which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2006, the Registrant entered into a Securities Purchase Agreement with Kinzer Technology, LLC. (the “Investor”) for the purchase of (i) a $700,000 non-convertible 10% debenture (the “Debenture”) and (ii) warrants (the “Warrants”) to purchase up to 560,000 shares of the Registrant’s common stock (the “Financing”). The Financing provided Registrant with aggregate sales proceeds of $700,000. The Registrant anticipates that the proceeds of the Financing, net of transaction expenses, will be used for general corporate purposes.

The Investor is an affiliate of a non-bank Fortune 500 company.

The Debenture matures on the earlier of November 15, 2007 and the date that the Registrant shall have received net proceeds from debt and/or equity financings of at least $1,500,000. The Debenture bears interest at 10% per annum.

The Warrants have an exercise price of $1.10 per share. The Warrants are subject to a full ratchet price protection for the five-year life of the Warrants.

The Financing was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

	(d)	Exhibits

Number		Description of Document

10.1		Securities Purchase Agreement dated December 22, 2006, by and among Theater Xtreme Entertainment Group, Inc. and Kinzer Technology, LLC

10.2		Non-Convertible 10% Debenture

10.3		Common Stock Purchase Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

December 27, 2006	By:	/s/ Scott R. Oglum
	Name:	Scott R. Oglum
	Title:	Chief Executive Officer

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